Exhibit 99.1

CAPITAL MARKETS CONTACT:

Net Element Investor Relations

investors@netelement.com

(786) 923-0523

www.netelement.com

Net Element Announces Additional $10 Million Financing

The New Financing Will Allow Net Element to Accelerate its Growth Initiatives

MIAMI, FLORIDA – July 2, 2014 – Net Element, Inc. (NASDAQ: NETE) (“Net Element” or the “Company), a technology-driven group specializing in mobile payments and value-added transactional services in emerging countries and in the United States, is pleased to announce that the Company completed the closing of a $10 Million credit facility from the payments industry-leading lender, RBL Capital Group, LLC (“RBL Capital”). This closing represents the second funding in the $30 million financing round that was announced by the Company on April 22, 2014.

The $10 million credit facility extended to the Company by RBL Capital, triggered the conversion provisions of the first round convertible debt financing provided by Cayman Invest, converting its debenture to common shares of the company as of the date of this announcement.

The effect of the new $10 million credit facility and the Cayman Invest debt conversion is to significantly reduce the total outstanding debt of the Company. The Company will utilize $3 Million of the $10 million credit facility to pay in full its loan obligations to MBF Merchant Capital, LLC , a loan that was recently restructured at a discount to the Company.

“We are pleased to be supporting Net Element’s growth efforts,” said William W. Williams, speaking on behalf of RBL Capital. “Merchants and consumers will continue to shift to a cashless environment and we see Net Element as an emerging leader in mobile payments, value-added services and technologies.”

Oleg Firer, CEO of Net Element commented, “I appreciate the confidence investors have placed in our team. This financing enhances our ability to capture the market opportunities and create shareholder value.” Firer continued, “We expect 2014 to be a year of significant growth as we continue to expand our market presence in the United States and other key markets.”

Additional information regarding this financing may be found in Net Element’s 8K, which was filed with the Securities and Exchange Commission (SEC) on July 2, 2014 and may be obtained from the SEC's Internet website at http://www.sec.gov.

About Net Element (NASDAQ: NETE)

Net Element (NASDAQ: NETE) is a global technology-driven group specializing in mobile payments and value-added transactional services. The Company owns and operates a global mobile payments and transaction processing provider, TOT Group. TOT Group companies include Unified Payments, recognized by Inc. Magazine as the #1 Fastest Growing Private Company in America in 2012, Aptito, a next generation cloud-based point of sale payments platform, and TOT Money, which has a leading position in Russia and has been ranked as the #1 SMS content provider by Beeline, Russia's second largest telecommunications operator. Together with its subsidiaries, Net Element enables ecommerce and adds value to mobile commerce environments. Its global development centers and high-level business relationships in the United States, Russia and Commonwealth of Independent States strategically position the Company for continued growth. The Company has U.S. headquarters in Miami and headquarters in Moscow. More information is available at www.netelement.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, whether Net Element or its business continues to grow, the extent that RBL Capital will fund the entire amount of its credit facility, the extent that such financing is sufficient to achieve Net Element’s objectives, and the extent Element is able (or unable) to obtain replacement or additional financing in sufficient amounts or on acceptable terms when needed. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element and are difficult to predict, Examples of such risks and uncertainties include, but are not limited to: (i) Net Element 's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Net Element 's ability to maintain existing, and secure additional, contracts with users of its payment processing services; (iii) Net Element 's ability to successfully expand in existing markets and enter new markets; (iv) Net Element 's ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Net Element 's business; (viii) changes in government licensing and regulation that may adversely affect Net Element 's business; (ix) the risk that changes in consumer behavior could adversely affect Net Element 's business; (x) Net Element 's ability to protect its intellectual property; (xi) local, industry and general business and economic conditions; (xii) adverse effects of potentially deteriorating U.S.-Russia relations, including, without limitation, over a conflict related to Ukraine, including a risk that the U.S. government may decide to impose sanctions or other legal restrictions on U.S. businesses doing business in Russia. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K and the subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element with the Securities and Exchange Commission. Net Element anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

Source: Net Element